                                                                   Exhibit 10.34

            METROPOLITAN LIFE SUPPLEMENTAL RETIREMENT BENEFITS PLAN

     Metropolitan Life Insurance Company (the Company) hereby establishes the Metropolitan Life Supplemental Retirement Plan (the Plan), effective January 1, 1995.

     Article 1.     Purpose of Plan

     The purpose of the Plan is to provide to participants and their beneficiaries under the Metropolitan Life Retirement Plan for United States Employees ("the Retirement Plan") the excess amount that would have been payable under the Retirement Plan in the absence of the limitations under (i) section 415 of the Internal Revenue Code of 1986 (as amended) ("the Internal Revenue Code"), (ii) section 1.415-2(d)(2) of the Income Tax Regulations that excludes salary deferred under the Company's deferred salary and sales commission arrangements, and (iii) section 401(a)(17) of the Internal Revenue Code.

     Article 2.     Participation

     A Participant is any Company employee participating in the Retirement Plan who is either (i) a member of the Executive Council participating in the Company's Long Term Performance Compensation Plan or (ii) a member of the President's Council for 3-consecutive years participating in the MetLife Executive Life Insurance Program. Upon an individual becoming a Participant on or after January 1, 1995, his or her benefits under Article 3A shall be payable in lieu of any benefits that he or she forfeited under The New Metropolitan Life Auxiliary Retirement Benefits Plan.

     Article 3A.    Payment of Benefits

     Benefits under this Plan shall be payable to a Participant in an amount equal to

          (i) the largest amount (without duplication of amount) that would have been payable to the Participant under the Retirement Plan, under one or more of the following:

               (a) had the Retirement Annuity Plan not been subject to the limitations of section 415 of the Internal Revenue Code;

               (b) had the Retirement Plan not been subject to the deferred compensation income exclusion as provided under section 1.415-2(d)(2) of the Internal Revenue Regulations with respect to the Company's deferred salary and sales commission arrangements that would be benefitable under the Retirement Plan;

          (c) had the Retirement Plan not been subject to the limitations of section 401(a)(17) of the Internal Revenue Code; less

       (ii) the amounts of benefits payable under the Retirement Plan and the Metropolitan Life Auxiliary Retirement Benefits Plan.


   The Participant's final average salary used to determine the largest amount that would have been payable to him or her under subsection (i) above will be based on the following rules, notwithstanding the actual provisions of the Retirement Plan:

     (a) The base salary component of the Participant's final average salary will be determined using the average of the Participant's base salary for the 60 highest consecutive months during the 120 months preceding the Participant's date of retirement.

     (b) The component of the Participant's final average salary representing the executive incentive bonus or the Short Term Performance Compensation Plan award paid to an individual while classified either as an officer, regional sales manager, or sales executive will be determined using the average of the Participant's highest 5 bonus/award payments in or with respect to the 5 calendar years (not necessarily consecutive) preceding such Participant's date of retirement, including any projected payment(s) to be made beyond the Participant's date of retirement, appropriately prorated. The bonus/award component attributable to the Participant's service for any period prior to the 5 calendar years preceding the Participant's year of retirement will be disregarded.

     (c) The executive incentive bonus or Short Term performance Compensation Plan award, as set forth in subsection (b) immediately above, projected to be made beyond the Participant's date of retirement will be deemed equal to (A) the highest of the last 3 bonuses/awards paid while the Participant was in active Company service multiplied by (B) a fraction the numerator of which is the number of months (or part thereof) that the Participant was actively employed in the calendar year(s) for which the bonus/award would be payable and the denominator of which is 12. Notwithstanding the immediately preceding sentence, if a specific amount of bonus/award had already been approved by the Board of Directors prior to the Participant's date of retirement, such amount shall be used instead of the deemed estimate, and such amount shall also be taken into account in determining the highest of the Participant's last 3 bonuses/awards with regard to any bonus/award payable for the Participant's year of retirement.

          Any auxiliary retirement benefits payable under this Plan shall be payable in the same form and at the same times as the benefits under the Retirement Plan, or, as permitted under Article 3B below, in the form of an Alternative Distribution. Benefits under this Plan and benefits under the Retirement Plan and the Metropolitan Life Auxiliary Retirement Benefits Plan shall not in combination exceed the limitations on benefits established by regulations of the New York Insurance Department.

          Notwithstanding any provision to the contrary, the payment of Benefits under this Plan shall not be affected by or be subject to the qualified preretirement survivor annuity and qualified joint and survivor annuity rules under the Retirement Equity Act of 1984.

     ARTICLE 3B. Alternative Distribution.

     (1)  Definitions

          (a) Alternative Distribution. "Alternative Distribution" means one of the following modes of payment:

               (i)   Single Sum: Payment in a single sum.

               (ii) Life Annuity - Non-commutable Term Certain (20 years maximum): Non-commutable monthly payments are made to the annuitant up to the date of the last payment due before the annuitant's death, and if the annuitant dies before the expiration of the term selected (not to exceed 20 years), the remaining monthly payments are made to a designated contingent payee.

               (iii) Installment Payments for a Specific period: Monthly or annual payments are made to the payee for a specified number of years selected not exceeding 20 years. If the payee dies before the expiration of the specified period, a single payment is made equal to the commuted value of the payments for the remainder of the specific period, unless within 60 days following the death of the payee the beneficiary elects to have the installment continued. Payments may not be commuted at any other time.

               (iv) Other Distribution: Any other form of payment that is mutually agreed upon by the Participant and the Committee.

          (b) Committee. "Committee" means the Nominating and Compensation Committee of the Board of Directors of Metropolitan.

          (c) Distribution Date. "Distribution Date" means (i) in the event that the Alternative Distribution is payable in a form other than a Single Sum, the Participant's anticipated retirement date (retirement not including any termination by death) as designated by the Participant in the request form in effect on the Election Date or (ii) in the event that the Alternative Distribution is payable as a Single Sum, the date as designated by the Participant in the request form in effect: on the Election Date which is no earlier than twelve (12) months before the Participant's anticipated retirement date and no later than the Participant's anticipated retirement date.

          (d) Election Date. "Election Date" is (i) in the case of a Single Sum, the date one year prior to the Distribution Date, or (ii) in the case of a form of payment other than a Single Sum, the date one year prior to the Participant's anticipated retirement date as designated by the Participant in the request form in effect on the Election Date.

          (e) Metropolitan. "Metropolitan" means Metropolitan Life Insurance Company.

          (f) Subsequent Single Sum. "Subsequent Single Sum" means, with regard to a Participant who received a Single Sum payment before his or her actual retirement date, the amount of benefits under this Plan payable on actual retirement or on death pursuant to section 5(b) that would have been paid to the Participant in a Single Sum (calculated by disregarding the Single Sum payment that the Participant received before retirement or death) less the amount of benefits under this Plan that were actually paid in a Single Sum to such Participant prior to his or her retirement or death.

     (2) Payment in the Form of an Alternative Distribution. Auxiliary retirement benefits under this Plan shall be payable in whole or in part to a Participant in the form of an Alternative Distribution provided (i) a request form is duly filed by the Participant in compliance with both the provisions of this Article 3A and the procedures as set forth from time to time by the Committee and (ii) consent thereto is given by the Committee.

     (3)  Election of Alternative Distribution.

     A form requesting that auxiliary retirement benefits under this Plan be paid in the form of an Alternative Distribution must be submitted by the Participant to the Committee no later than by the Election Date. All request forms must be in writing, signed by the Participant, and follow the format prescribed by the Committee. Under the request form the Participant must also designate (i) the mode of payment requested, (ii) the Participant's anticipated retirement date, and (iii) in the event that the Single Sum is elected, the Participant's requested Distribution Date. A request form shall be deemed submitted by the Participant to the Committee on the day that such form is received by the Committee or its designated agent. A request form that is submitted by the Participant for approval by the Committee before the Election Date shall be irrevocable and binding as to all elections and designations made by the Participant as of the Election Date unless such request form is revoked by the Participant prior to the Election Date. Any revocation must be in writing and comply with the procedures of the Committee. There shall be no subsequent revocations of the Election Date after the Election Date has elapsed. No revocation of the Election Date shall be permitted if the Election Date is irrevocably designated as provided in (b) below. The Participant's selection of an anticipated retirement date and Distribution Date in the request form in effect on the Election Date shall irrevocably fix such Election Date, and such Election Date shall remain binding notwithstanding any later postponement of the Participant's retirement date.

     (4)  Consent of the Committee.

     Payment in the form of an Alternative Distribution shall require the consent of the Committee. The Committee shall have full and complete discretion to approve or reject any request for an Alternative Distribution. The decision of the Committee on the Participant's request form shall be made known in writing to the Participant within a reasonable time after the Election Date.

     (5)  Death of Participant Before Distribution Date.

          (a) Except as provided in (b) below, no Alternative Distribution shall be due or payable to the Participant's estate or designated beneficiary in the event that the Participant dies before the Distribution Date.

          (b) A Single Sum shall be paid within a reasonable time after death to the Participant's estate or designated beneficiary if (i) the Participant notifies the Committee in a request form in effect on the Election Date of his or her anticipated retirement date, (ii) the Committee gives its consent to the payment of a Single Sum to be made on the anticipated retirement date (or any earlier date), (iii) the Participant agrees to defer actual retirement at Metropolitan's written request, (iv) the Distribution Date for payment of a Single Sum or a Subsequent Single Sum paid in the form of a Single Sum is deferred to actual retirement date (or in the case of a Subsequent Single Sum paid in a form other than a Single Sum is deferred to on or after actual retirement date), and (v) the Participant dies after such anticipated retirement date but before actual retirement. Such Participant may file with the Committee a form (which will become irrevocable only upon death) designating or changing the beneficiaries of the Single Sum or Subsequent Single Sum. In the absence of such designation, the payment shall be made to the Participant's estate. Any payment hereunder shall be made to the Participant's estate or designated beneficiary in the form of a Single Sum equal to the value of the Participant's undistributed Plan benefits on the date of the Participant's death but based, however, on the pension Benefit Guaranty Corporation's immediate annuity purchase rates in effect on the Participant's Election Date.

     (6) Valuation of Alternative Benefit.

         (a) The value of a Single Sum shall be calculated on the basis of the Pension Benefit Guaranty Corporation's immediate annuity purchase rates in effect on the Election Date.

         (b) The value of the Life Annuity-Non-commutable Term Certain (20 years maximum) and Installment Payments for a Specific period starting from the Participant's actual retirement date shall be calculated on the basis of Metropolitan Pension Department's immediate annuity purchase rates offered under the Metropolitan Savings and Investment Plan that are in effect on the Election Date.

     (7) Subsequent Single Sum payments.

     If the Participant has a Single Sum paid on a Distribution Date prior to his or her actual retirement date, any later payment made to the Participant from this Plan (subject to the consent of the Committee and subject to the provisions of section 5 herein) shall be made in the form of a Subsequent
Single Sum. Within 60 days after the Participant's actual retirement date the Subsequent Single Sum shall be payable in the form of a Single Sum, but with the values under section 6(a) herein being based on rates in effect as of the Election Date of the Participant's first binding election of the Single Sum. At the written request of the Participant filed with the Committee no later than by the December 31st of the year preceding the year of such Participant's actual retirement date (subject to the consent of the Committee), the Subsequent Single Sum may be payable as of the Participant's actual retirement date in any form set forth in subsections
(ii) or (iii) of section 1(a) herein or at such later date in any form set forth in subsection (iv) of section 1(a) herein. If the Subsequent Single Sum is payable in a form set forth in either subsections (ii) or (iii) or section 1(a) herein, the form of payment selected will be valued pursuant to section 6(b) herein and will be based on the applicable rates in effect as of the Election Date of the Participant's first binding election of the Single Sum. If the Subsequent Single Sum is payable under subsection (iv) of section 1(a) herein in the form of a deferred annuity, the amount of the Subsequent Single Sum shall be increased to take into account for the period from the Participant's actual retirement date to the date that such annuity is to commence the annual Fixed Income Fund interest rate under the Metropolitan Savings and Investment Plan that was in effect on the date of the Participant's election to receive the Subsequent Single Sum in such form. The value of such deferred annuity shall be based on the annual Fixed Income Fund interest rate under the Metropolitan Savings and Investment Plan that was in effect on the date of the Participant's election to receive the Subsequent Single Sum in such form. If the Subsequent Single Sum is payable under subsection (iv) of section 1(a) herein in the form of deferred installment payments, the amount of the Subsequent Single Sum shall be increased to take into account for the period from the Participant's actual retirement date to the date that such installments are to commence the Fixed Income Fund interest rate that was in effect on the date of the Participant's election to receive the Subsequent Single Sum in such form. The value of such deferred installment payments shall be based on the annual Fixed Income Fund interest rate under the Metropolitan Savings and Investment Plan that was in effect on the date of the Participant's election to receive the Subsequent Single Sum in such form. The Subsequent Single Sum in any form may not be payable to the Participant's estate, heirs of beneficiaries if the Participant fails to survive to his or her actual retirement date.

     (8)  Payment on Distribution Date.

     Payment of a Single Sum Distribution shall be made on the Distribution Date. Payment of a mode of payment other than a Single Sum shall commence on the Distribution Date. If the Participant's mode of payment selected is other than a Single Sum, the Participant shall notify the Committee in writing as to the term of years and contingent beneficiary within a reasonable time before the Distribution Date.

         (9)  Powers of Committee.

         The Committee shall have the discretionary power to make any and all administrative decisions regarding the election and payment of an Alternative Distribution, including but not limited to, (i) the design and format of request forms, (ii) the approval or rejection of requests for an Alternative Distribution, (iii) the design and format of revocation forms and (iv) the sending of notices. In addition, the Committee is empowered to take all appropriate steps in connection with any emergency situations regarding this Plan and the payment of an Alternative Distribution.

Article 4. Unfunded Plan.

     The Plan is completely unfunded, and payment of benefits is supported only by the general assets of the Company. This Plan is entirely separate from the Retirement Plan and Participation in this Plan gives a Participant no right to any funds or assets of the Retirement Annuity plan. The fact that contracts or certificates of the Company may be distributed to recipients of benefits under the Retirement Plan in discharge of the Company's obligations thereunder shall in no way entitle a Participant in this Plan to receive any such contract or certificate in discharge of the Company's obligations hereunder.

Article 5. Non-transferability of Participant's Interest.

     No Participant shall have any power or right to transfer, assign, mortgage, commute or otherwise encumber any of the benefits payable hereunder, nor shall such benefits be subject to seizure for the payment of any debts or judgments, or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise.

Article 6. Effect of Taxes.

     In making payments under this Plan, the Company shall withhold any Federal, state or local income or other taxes it determines that it is legally obligated to withhold. In the event the payments received by the Participant incur greater tax burdens (whether income, estate or other tax burdens) than would such payments if they had been able to be received under the

Retirement Plan, the Company shall have no obligation to reimburse the Participant for such greater tax burdens.

          Article 7. Company Interpretation Binding

          In the event of a difference of opinion between a Participant and the Company with respect to the meaning or application of the provisions of the Plan, the Company's final interpretation shall be set forth in writing to the Participant and shall be binding and conclusive.

          Article 8. Governing Law

          To the extent not inconsistent with Federal law, the validity of the Plan and its provisions shall be construed according to the laws of the State of New York.

          Article 9. Amendment and Termination of Plan

          The Company through the Nominating and Compensation Committee of the Board of Directors of the Company reserves the right to amend or terminate this Plan hereunder at any time without the consent of any Participant or of any other person. However, any such amendment or termination will not affect adversely the entitlement to benefits hereunder of any Participant receiving benefits under the Plan at or prior to the time of such amendment or termination or of an employee who is a Participant in the Retirement Plan at or prior to the time of such amendment or termination to the extent such benefits are attributable to Company service prior to the date of such amendment or termination.



December 8, 1994              METROPOLITAN LIFE INSURANCE COMPANY
----------------
Date
                              By /s/ Mark D. Lonergan
                              ------------------------------------
/s/ [illegible]
------------------
Witness

                               AMENDMENT TO THE
            METROPOLITAN LIFE SUPPLEMENTAL RETIREMENT BENEFITS PLAN

     The METROPOLITAN LIFE SUPPLEMENTAL RETIREMENT BENEFITS PLAN ("Plan") is hereby amended as follows:

     1.   Article 1 of the Plan is hereby amended to provide as follows:

          "Article 1 - Purpose of Plan

          The purpose of the Plan is to provide to participants employed by Metropolitan Life Insurance Company (the Company) and Metropolitan Property and Casualty Insurance Company (the Subsidiary) and their beneficiaries under the Metropolitan Life Retirement Plan for United States Employees ("the Retirement Plan") the excess amount that would have been payable under the Retirement Plan in the absence of the limitations under (i)
     section 415 of the Internal Revenue Code of 1986 (as amended) ("the Internal Revenue Code"), (ii) section 1.415-2(d)(2) of the Income Tax Regulations that excludes salary deferred under the Company's deferred salary and sales commission arrangements, and (iii) section 401(a)(17) of the Internal Revenue Code."

     2.   Article 2 of the Plan is hereby amended as follows:

     "Article 2 - Participation

          A Participant is any Company or Subsidiary employee participating in the Retirement Plan who (i) was a member of the Executive Council at the time the Executive Council was disbanded and who participated in the Company's Long Term Performance Compensation Plan, (ii) holds the title of Senior Vice President or higher or (iii) is a member of the President's Council for 3-consecutive years participating in the MetLife Executive Life Insurance Program. Upon an individual becoming a Participant on or after January 1, 1995, his or her benefits under Article 3A shall be payable in lieu of any benefits that he or she forfeited under the New Metropolitan Life Auxiliary Retirement Benefits Plan or the New Metropolitan Life Supplemental Auxiliary Retirement Benefits Plan."

3.   4.   Article 4 of the Plan is hereby amended as follows:

     "Article 4. Unfunded Plan.

          The Plan is completely unfunded, and payment of benefits is supported only by the general assets of the Company or the Subsidiary. This Plan is entirely separate from the Retirement Plan, the Metropolitan Life Auxiliary Retirement Benefits Plan, the New Metropolitan Life Auxiliary Retirement Benefits Plan, and the New Metropolitan Supplemental Auxiliary Retirement Benefits Plan, and Participation in this Plan gives a Participant no right to any funds or assets of the Retirement Plan, the Metropolitan Life Auxiliary Retirement Benefits Plan, the New Metropolitan Life Auxiliary Retirement Benefits Plan, or the New Metropolitan Life Supplemental Auxiliary Retirement Benefits Plan. The fact that contracts or certificates of the Company may be distributed to recipients of benefits under the Retirement Plan in discharge of the Company's or the Subsidiary's obligations thereunder shall in no way entitle a Participant in this Plan to receive any such contract or certificate in discharge of the Company's or the Subsidiary's obligations hereunder."

4.   Article 6 of the Plan is hereby amended as follows:

     "Article 6. Effect of Taxes

          In making payments under this Plan, the Company and the Subsidiary shall withhold any Federal, state or local income or other taxes it determines that it is legally obligated to withhold. In the event the payments received by the Participant incur greater tax burdens (whether income, estate or other tax burdens) than would such payments if they had been able to be received under the Retirement Plan, the Company and the Subsidiary shall have no obligation to reimburse the Participant for such greater tax burdens."

5.   This amendment shall be effective on January 1, 1998.

     IN WITNESS WHEREOF, the Company has caused this amendment to be executed
in its name and behalf this     day of          , 1999, by its officer
thereunto duly authorized.


                                        Metropolitan Life Insurance Company



                                   By
                                        ------------------------------------


ATTEST:


-----------------------



                            Metropolitan Property and Casualty Insurance Company




                            By
                                ---------------------------------------------

ATTEST:


----------------------


                                       4